Exhibit 99.1

Stardust Power Completes Front End Loading 3 Report (FEL 3) for Its Oklahoma Lithium Refinery

Key findings from the FEL 3 report include:

●	Phase 1 Capacity: 25,000 metric tons per annum of battery-grade lithium, expandable to 50,000 metric tons per annum in Phase 2, one of the largest planned refineries in the U.S.

●

Capital Expenditures: ~$500 million for Phase 1, nearly $200 million below prior disclosed estimates, with a 90% probability of achievement. This figure includes owner’s cost, contingency and escalation.

●	Construction Timeline: ~24 months from start of major construction to mechanical completion.

Greenwich, Conn. – September 9, 2025 — Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium products, today announced the successful completion of the FEL 3 report, also referred to as the Front-End Loading 3 Report (“FEL 3”) for its lithium processing facility located in Muskogee, Oklahoma. The report was led by Primero USA (“Primero”), a globally recognized engineering, procurement, and construction (“EPC”) firm with deep expertise in lithium processing projects.

The FEL 3 delivers an advanced design with key optimizations to improve efficiency, reduce costs, and strengthen overall project economics. Phase 1 is planned at 25,000 metric tons per annum (mtpa) of battery-grade lithium, with estimated capital expenditures of approximately $500 million, nearly $200 million below the initial estimate, at a 90% probability of achievement. This figure includes owner’s cost, contingency, and escalation. Construction is expected to take approximately 24 months from the start of major work to mechanical completion, providing investors with greater cost visibility and schedule certainty.

Completion of the FEL 3 represents one of the most significant milestones in the development of Stardust Power’s processing facility. The report incorporates key technical advancements, including a comprehensive 3D process model and a detailed cost estimate for both construction and operations. As a result, capital and operating cost forecasts have improved meaningfully from previous studies, including those established during the FEL 1 phase completed in August 2024, with contingency reduced from the prior 40% to a significantly lower level, reflecting increased project definition and confidence.

“This milestone brings Stardust Power within clear reach of a Final Investment Decision and meaningfully reduces risk for our investors and stakeholders,” said Roshan Pujari, Founder and Chief Executive Officer of Stardust Power. “Working closely with Primero, we have validated our technical assumptions and strengthened the efficiency and economics of the project. The completion of the FEL 3 marks a clear inflection point, signaling our readiness to transition from developer to operator with improved cost certainty, defined scope, and a clear path to major construction. The FEL 3 is one of the last major capital-intensive steps before construction. With key milestones now achieved, we are preparing to build a cornerstone of America’s energy infrastructure.”

Primero USA was selected as the Company’s FEL 3 engineering partner in August 2024 following an exhaustive and competitive selection process. Primero’s selection was based on its proven capabilities in lithium refining and EPC project execution. Matthew Taylor, General Manager, Operations, North America for Primero Group commented, “The Primero USA team is proud to have supported Stardust Power in reaching this milestone on their lithium refinery project. The FEL3 report highlights the strength of our collaboration and reinforces Primero’s position as a trusted industry partner. We are excited to see Stardust Power’s progress, bringing a next-generation lithium refinery closer to operation and advancing domestic production capabilities, while supporting the growth of the USA’s critical minerals industry.”

The Muskogee refinery is planned in two phases, each designed to produce up to 25,000 mtpa of battery-grade lithium carbonate. At full capacity, the facility will deliver 50,000 mtpa, positioning it among one of the largest lithium refineries in the United States and a key contributor to America’s energy security and domestic battery supply chain. The FEL 3 not only advances engineering and project economics, but also reinforces Stardust Power’s commitment to health, safety, environmental responsibility, and community impact. The facility is designed to minimize air emissions, recycle water, safely manage by-products, and operate with zero liquid discharge. In parallel, the project is expected to create hundreds of well-paying jobs across engineering, construction, and operations. Stardust Power is committed to hiring locally in Muskogee and across Oklahoma, leveraging the state’s strong energy workforce and Tulsa’s deep labor pool, while drawing on national expertise where needed.

“We are committed to the highest standards of health, safety, and environmental performance,” said Chris Celano, Chief Operating Officer at Stardust Power. “Our project plans reflect that commitment, ensuring that the Muskogee facility is not only modern and efficient but also a responsible and engaged member of the local and regional community.”

With the FEL 3 now complete, Stardust Power is rapidly advancing toward its FID, the critical step that will launch Phase 1 major construction of its Oklahoma lithium refinery. To further de-risk the project and provide transparency for stakeholders, an independent third-party engineering firm has been engaged to conduct a comprehensive review of the FEL 3, validating assumptions, assessing risks, and identifying potential areas of optimization ahead of FID.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium processing facility in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

About Primero USA

Primero, a subsidiary of NRW Holdings, is a multi-national engineering, procurement and construction business with a global reach. Primero was founded in 2011 with a vision to create a vertically integrated business in the mineral processing, energy, iron ore and non-process infrastructure (NPI) market segments as a turnkey project solution provider. From major greenfield projects through to brownfield projects on operating sites, Primero’s team of professionals work with clients from the outset to solve complex engineering challenges and create fit for purpose design and construction solutions.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans, including but not limited to: whether or not the Company will be able to raise capital through the sale of securities or consummate the offering; the satisfaction of customary closing conditions and prevailing market conditions. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com